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                                                                    Exhibit 5.1


                                ARCHER & GREINER
                           A Professional Corporation

                                COUNSELORS AT LAW
                              ONE CENTENNIAL SQUARE
                                  P.O. Box 3000
                       HADDONFIELD, NEW JERSEY 08033-0968

                                 January 6, 1997


Premier Research Worldwide, Ltd.
124 S. 15th Street
Philadelphia, Pennsylvania  19102-3010

Attn:  Joel Morganroth, M.D., President

Dear Sirs:

      We have examined the corporate records and proceedings of Premier Research Worldwide, Ltd., a Delaware corporation (the "Company"), with respect to the legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, form, validity, full payment and non-assessability when issued of the 2,750,000 shares of Common Stock, par value $.01 per share (the "Common Stock") covered by the Registration Statement on Form S-1, File No. 333-17001 (the "Registration Statement"), in connection with which Registration Statement this opinion is rendered.

      Based upon such examination, we are of the opinion that when the Registration Statement shall have been declared effective by order of the United States Securities and Exchange Commission, and the Common Stock shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, such Common Stock will be validly authorized and legally issued, fully paid and non-assessable.

      We hereby consent (1) to be named in the Registration Statement, and in the Prospectus which constitutes a part thereof, as the attorneys who will pass upon legal matters in connection with the sale of the Common Stock, and (2) the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ James H. Carll

                                                     JAMES H. CARLL

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